MassRoots

Technology Platform for Cannabis Consumers and Businesses

Investor Update


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OTCQB: MSRT

April 2017

CHAIRMAN'S LETTER

Dear MassRoots Shareholders,

With the recent injection of capital in MassRoots through our supportive equity investors and strategic partners, we have the strongest cash position in the history of the Company. We are experiencing a solid growth rate and the strongest revenue run rate to date. We continue to focus on growth initiatives to maintain a leadership position in this burgeoning and sometimes controversial industry.

- During the first quarter of 2017, we were able to retire all outstanding convertible debt and received over $4.4 million in proceeds from early warrant exercises, giving MassRoots its strongest cash position in corporate history. This included a substantial $450,000 early exercise from Aphria, Inc., one of the largest and best-capitalized licensed producers of cannabis in Canada, with whom MassRoots has partnered.

- In late March 2017, MassRoots returned to the Google Play Marketplace, enabling distribution to Android devices. Removing this barrier to growth has allowed MassRoots to launch geo-targeted advertisements to over half of our userbase while increasing the rate of growth of our platform.

- Also in March 2017, we crossed 1,000,000 registered users, making MassRoots one of the largest technology platforms in the cannabis sector.

- We recently launched an updated website, accessible at www.MassRoots.com, enabling medical cannabis patients to find the most effective products to treat certain conditions (i.e., ailments such as back-pain or epilepsy).


THE
ARCVIEW
GROUP

MassRoots CEO, Isaac Dietrich, pitches The Arcview Group in June of 2016 in Oakland, CA.

- In early April 2017, MassRoots launched an updated business portal, enabling companies to target advertisements to MassRoots' one million registered users, schedule posts, view analytics, and manage their inventory and pricing data. This fully integrated the technology-side of DDDigtal, dba "Whaxy," a company that MassRoots acquired in January 2017.

These initiatives significantly strengthen MassRoots' balance sheet and position our Company to benefit from the wave of new markets coming online. Within the next several months, the eight initiatives passed in November 2016 will take effect – California,

AT A GLANCE

1M+
Users

22K+
Shareholders

227%
Annual Revenue Growth Rate

Nevada, Massachusetts and Maine on the adult-use side, along with Florida, North Dakota, and Arkansas on the medicinal side. ArcView Market Research projects this will cause the regulated cannabis industry to grow from $6.7 billion in 2016 to $23 billion by 2021, which we expect will help significantly grow MassRoots' revenues.

We believe we have one of the best models to profit off of the growing trend of cannabis regulation on the market. Because we are not involved in the production, distribution, or sale of cannabis, we do not have to build grow facilities, open retail stores, or have a physical presence in the state in order to generate revenue. As such, our scalability process into new markets is extremely rapid and cost-efficient. At the same time, our revenue model is not tied to the success of a particular location, brand or ballot initiative — we believe we will have a significant percentage of all dispensaries and brands on our application, making MassRoots a technology platform for the entire cannabis industry.

The majority of our revenue comes from just two states – Colorado and California – and as markets across the country continue to develop, MassRoots is positioned to be one of the leading advertising channels for dispensaries and brands in the cannabis industry.

In the coming weeks, we expect to announce advertising and branding deals with some of the leading brands in the cannabis industry. Additionally, we are pursuing several partnerships and deals that could significantly accelerate MassRoots' growth and revenue potential. I am looking forward to an exciting couple of months and reporting back to you on the continued growth and development of our Company. Thank you for your trust and support.

Regards,

Isaac Dietrich
Chairman & Chief Executive Officer
MassRoots, Inc.

PROJECTED REGULATED MA



CANADA
Washington
Oregon
California
Nevada
Idaho
Montana
Wyoming
Utah
Colorado
Arizona
New Mexico
North Dakota
South Dakota
Nebraska
Kansas
Oklahoma
Texas
Minnesota
Iowa
Missouri
Arkansas
Louisiana
Wisconsin
Illinois
Michigan
Indiana
Kentucky
Tennessee
Mississippi
Alabama
Alaska
Hawaii
Legal Adult Use
Legal Medical Use
CBD-Only

Source: ArcView Market Research Report

RIJUANA MARKET GROWTH


Maine
Vermont
New Hampshire
Mass.
New York
Rhode Island
Connecticut
Pennsylvania
New Jersey
hio
Maryland
DC
Delaware
West Virginia
Virginia
North Carolina
South Carolina
Georgia
Florida

On November 8, 2016, eight states representing more than 20% of the United States population passed initiatives regulating the production and sale of cannabis. According to ArcView Market Research, the regulated industry is expected to grow from $6.7 billion in 2016 to $22.6 billion in 2021, a compound annual growth rate of 27%.

We believe we have one of the best models to profit off of the growing trend of cannabis regulation. Because we are not involved in the production, distribution, or sale of cannabis, we do not have to build grow facilities, open retail stores, or have a physical presence in the state in order to generate revenue. As such, our scalability process into new markets is extremely rapid and cost-efficient. At the same time, our revenue model is not tied to the success of a particular location, brand or ballot initiative — we believe we will have a significant percentage of all dispensaries and brands on our application, making MassRoots a technology platform for the entire cannabis industry.

Sitting at the intersection of the healthcare sector on the medical side and a disposable-income industry on the adult-use side, the cannabis industry can continue to grow in any economic climate.

Mass

COMPANY
OTCQB

2013

APRIL 10
MassRoots was founded in Virginia Beach, Virginia

JULY 16
MassRoots launches in the Apple App Store.

SEPTEMBER 24
MassRoots pitches at Denver ArcView Meeting with 6,500 users.

OCTOBER 7
MassRoots begins raising $150,000 seed round.

DECEMBER 31
MassRoots ends year with 20,000 users.

2014

APRIL 2
MassRoots crosses 100,000 users

APRIL 23
MassRoots files an S-1 with the Securities and Exchange Commission to become a publicly traded company.

SEPTEMBER 15
S-1 Registration statement declared effective by the Securities and Exchange Commission.

NOVEMBER 4
Apple bans MassRoots from the App Store

2015

JANUARY 5
Over 10,000 users send personal emails to Apple on MassRoots' behalf in 72 hours.

JANUARY 16
Dozens of cannabis business leaders write a letter to Apple CEO Tim Cook on MassRoots' behalf.

FEBRUARY 12
Apple reverses cannabis app policy; MassRoots Returns to the App Store

APRIL 9
MassRoots' stock starts trading under the ticker "MSRT"

APRIL 17
Primetime segment on national TV; Closes $575,000 Private Placement

AUGUST 31
MassRoots announces it has applied to the Nasdaq

JANU
"The
Revo

JANUA
MassR
on sta
part o
the Ex
Challe

Roots

Y TIMELINE
: MSRT

UARY 11

ORY

Marijuana
olution"

FEBRUARY 10

MassRoots CEO Isaac Dietrich meets Sir Richard Branson on Neckar Island

ARY 9

XTREME TECH
HALLENGE

Roots presents
ge at CES as
f the Top 10 in
xtreme Tech
enge.

MAY 23

NASDAQ rejects MassRoots' application to uplist

JUNE 20

Former SalesForce Engineer Lance Galey joints MassRoots as CTO

JUNE 30

MassRoots generates $475,000 in Q2 2016 revenue; more than all other previous quarters combined

OCTOBER 20

Aphria, one of the largest Canadian Licensed Producers, invests in and partners with MassRoots

Aphria

OCTOBER 23

MassRoots completes $5.0 Million equity offering; Strongest cash position in corporate history

NOVEMBER 8

Seven states with 22.9% of the U.S. population vote in favor of adult-use and medicinal cannabis laws.

DECEMBER 21

MassRoots Recruits Private Equity Exec George "Bob" Pullar as Chief Financial Officer

JANUARY 10

MassRoots launches Native Ads on iOS and Web Applications

JANUARY 23

Closes acquisition of DDDigtal, LLC "Whaxy" in cash and stock deal

whaxy

FEBRUARY 17

Announces an additional $2.9 million in cash warrant exercises in 2017

MARCH 15

MassRoots retires all remaining debt

MARCH 20

MassRoots crosses 1 million registered users

MARCH 23

Google Play

MassRoots is reinstated to Google Play

MARCH 27

Launches new website with expanded advertising inventory and SEO optimization

2016

2017

USER GROWTH



1,100,000
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Apr-17
Not available in Google Play Store

Our two closest comparables, Weedmaps and Leafly, were expected to generate more than $25 million and $15 million, respectively, in digital advertising revenue during 2016. MassRoots, having similar user-bases to both of these services, expects its annual revenue run rate will grow to this range within the next 12 to 18 months.

	weedmaps	Leafly	MassRoots
Estimated 2016 Revenue	$25+ Million as of April 2015	$16 Million as of October 2015	$701,000
Year Founded	2007	2010	2013
Registered Users	750,000 as of April 2015	1,000,000 as of October 2015	1,000,000
Valuation	$300,000,000 as of June 2014	Privateer Holdings, the holding company of Leafly, Tilray and Marley Natural, raised at a $425 million valuation in April 2015.	$80,620,000 Market Cap as of March 31, 2017

IN THE NEWS

THE DENVER POST

MassRoots Inc., the Denver-based social network for the cannabis industry, has tapped a former Autodesk and Salesforce executive as its chief technology officer. MassRoots hired Lance Galey, who headed the development of core infrastructure and platform services for several Salesforce software-as-a-service applications. Galey, who also has worked in similar capacities for Disney and Amazon, will lead efforts to improve MassRoots' engineering processes and software platform, the Denver company said.

FORTUNE

Apple has lightened up on restrictions that once banned cannabis-focused social networking apps from its App Store. The tech giant reversed course Thursday night by making MassRoots, a social network for cannabis lovers, available on the iOS App Store a little over three months after banning the site's app. MassRoots first became available through the App Store in 2013, but Apple decided to pull the app last month due to conflicts with company guidelines banning "apps that encourage excessive consumption of alcohol or illegal substances."

Forbes

MassRoots received word on Monday that its application had been denied by the exchange on the grounds that MassRoots may be deemed to be aiding and abetting the distribution of an illegal substance. "With this decision, the NASDAQ has set a dangerous precedent that will prevent nearly every company in the regulated cannabis industry from listing on a national exchange. This will have ripple effects across the entire industry, making it more difficult for cannabis entrepreneurs to raise capital and slow the progression of cannabis legalization in the United States," stated MassRoots CEO Isaac Dietrich.

ALSO FEATURED IN:

FAST COMPANY CNN The New York Times

USA TODAY Inc. BBC FOX BUSINESS

REUTERS THE DAILY BEAST Bloomberg

COLLABORATIONS

MassRoots is committed to forming strategic partnerships with the leading technology companies in the cannabis space to expand our platform's functionality and accelerate our growth.



MassRoots
$2.7M
$400K
$32.45
3,000
MacBook Air

HEADSET™

In September 2016, MassRoots partnered with cannabis business intelligence firm Headset to integrate their base-level dashboards into MassRoots for Business. This partnership will significantly accelerate the roll-out of live menu prices from every major dispensary point-of-sale system on the market, as well as offering dispensaries access to meaningful data in easy-to-use, actionable formats. We believe Headset is the leader in this segment of the cannabis technology market and is poised to rapidly scale over the next several quarters.

flowhub.

Since launching in June 2016, Flowhub has facilitated more than $200 million in transactions across hundreds of dispensaries in Colorado and Oregon. Through its point-of-sale and regulatory compliance system, Flowhub automates and streamlines business operations for cannabis dispensaries and cultivators. In May 2015, MassRoots invested in Flowhub's preferred seed round to provide capital for the initial development of the platform. Within the next few months, we believe a significant percentage of all transactions occurring in the regulated cannabis industry will occur within the MassRoots/Flowhub ecosystem.



flowhub
Alfred Carroll
MacBook Air

whaxy


OAKLAND
FLOWERS
CHERRY BLOSSOM KUSH
CHOCOLATE HASHBERRY
FRANKENSTEIN OG
MacBook Air

MassRoots acquired Whaxy, an online order-ahead and menu management platform in early 2017. Whaxy's online ordering platform has processed over $5M in volume across more than 40,000 unique transactions, in addition to securing contracts with some of the leading cannabis businesses in the country, including Harborside Health Center, GreenHouse, and Cresco Labs. MassRoots believes that by integrating Whaxy's products and services into its technology platform, it can accelerate adoption to hundred of locations over the coming months.

THE MASSROOTS TEAM



STEVE MARKOWITZ

ADVISOR

Steve founded Mypoints.com in 1996 and scaled it to $100M(+) in revenue and a $2.3B market capitalization. Mypoints.com was the 9th best performing IPO on the NASDAQ in 1999.



LANCE GALEY

CHIEF TECHNOLOGY OFFICER

For nearly 20 years, Lance has been a technology leader in some of the best known web and cloud service businesses in the world including Salesforce, The Walt Disney Company, and Microsoft.



BOB PULLAR

CHIEF FINANCIAL OFFICER

Prior to MassRoots, Bob served as Managing Director of Axis Private Equity Group, LLC, an investment firm focused on making equity investments in well-managed, profitable companies.

MassRoots

OTCQB: MSRT

APRIL 2017

investors.massroots.com

1624 Market St. Suite 201
Denver CO 80202